Exhibit 10.2
URBAN-GRO, INC.
2021 OMNIBUS STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Participant Name:        [ENTER PARTICIPANT'S NAME]
Company:             urban-gro, Inc., a Delaware corporation
Notice:     A summary of the terms of your grant of Restricted Stock Units (“RSU”) is set out in this notice (the “Grant Notice”) but subject always to the terms of the urban-gro, Inc. 2021 Omnibus Stock Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Award Agreement”). In the event of any inconsistency between the terms of this Grant Notice, the terms of the Plan and the Award Agreement, the terms of the Plan and the Award Agreement shall prevail. Any capitalized terms not defined herein shall have the meanings given to such terms in the Plan.
Type of Award:     Restricted Stock Unit (RSU) Award
Number of RSUs Awarded: [ENTER NUMBER OF RSUS AWARDED]
Grant Date:            [ENTER DATE]
Vesting Schedule:    RSUs granted hereunder will vest in accordance with the following schedule, provided that you remain in Continuous Service through each vesting date:
•[ENTER VESTING TERMS]
In the event of a Corporate Transaction, all unvested RSUs will automatically vest in full immediately prior to the consummation of the Corporate Transaction.
Payment:    The Company shall make payment for each RSU that vests hereunder as soon as administratively practicable, and in all events within ten (10) days following, the date such RSU becomes vested. Payment shall be made (i) by distributing a number of Shares of Common Stock equal to the number of vested RSUs for which payment is due, or (ii) through payment of cash equal to the Fair Market Value of the number of shares of Common Stock that would otherwise be distributable as payment (with such Fair Market Value determined as of the date on which the Restricted Stock Units vested), or (iii) through any combination thereof, as determined by the Administrator in its sole discretion.
No Stockholder Rights    You have no stockholder rights with respect to the RSUs. If Shares of Common Stock are paid to you in settlement of vested RSUs, you shall have full stockholder rights with respect such Shares once they have been issued to you.

Acceptance:     You acknowledge receipt of, and understand and agree to, this Grant Notice, the Award Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between you and the Company or any Related Entity regarding the RSUs awarded to you hereunder and supersede all prior oral and written Award Agreements on the subject.

IN WITNESS WHEREOF, the Company and the Participant have duly executed and delivered this Grant Notice as of the Grant Date.

URBAN-GRO, INC.                        PARTICIPANT

By: ________________________________            _____________________________
Print Name:_________________________
Title:______________________________            Address: _____________________
                                ____________________________
                                ____________________________
Attachments:
1.Restricted Stock Unit Award Agreement
2. 2021 Omnibus Stock Incentive Plan

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